UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report:  April 13, 2010

Date of earliest event reported:  April 7, 2010
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PACIFIC ASIA PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The disclosures under Item 2.01 below are responsive to this Item 1.01 and are incorporated into this Item 1.01 by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

Closing of the CAMAC Transaction

On April 7, 2010, Pacific Asia Petroleum, Inc. (the “Company”) announced that it had closed its previously announced acquisition of all of the interests held by CAMAC Energy Holdings Limited (“CEHL”) and certain of its affiliates (“CAMAC”) in a Production Sharing Contract (the “PSC”) with respect to an oilfield asset known as the Oyo Field (the “Contract Rights”).  Following consummation of the transaction, Pacific Asia Petroleum, Inc. changed its name to CAMAC Energy Inc.  The Company’s shares are traded on the NYSE-Amex under the symbol “CAK.”

As consideration for the Contract Rights, the Company paid CAMAC $32 million in cash consideration (the “Cash Consideration”) and issued to CAMAC 89,467,120 shares of Company Common Stock, par value $0.001, representing approximately 62.74% of the Company’s issued and outstanding Common Stock at closing (the “Consideration Shares”).  In addition, if certain issued and outstanding warrants and options exercisable for an aggregate of 7,991,948 shares of Company Common Stock are exercised following the closing, then the Company is obligated to issue up to an additional 13,457,188 Consideration Shares to CAMAC to maintain its 62.74% interest in the Company.  As additional Cash Consideration, the Company agreed to pay CAMAC $6.84 million on the earlier of sufficient receipt of oil proceeds from the Oyo Field or six months from the closing date.

In connection with the closing on April 7, 2010, the Company, CAMAC and certain of their respective affiliates entered into a number of ancillary documents to consummate the transaction.

The Novation Agreement

On April 7, 2010, the Contract Rights were assigned and assumed pursuant to an Agreement  Novating Production Sharing Contract (the “Novation Agreement”) by and among Allied Energy PLC, a wholly-owned subsidiary of CEHL (“Allied”), CAMAC International (Nigeria) Limited, a wholly-owned subsidiary of CEHL (“CINL”), Nigerian AGIP Exploration Limited (“NAE”), and CAMAC Petroleum Limited (“CPL”).  The Novation Agreement provides for the novation of the Contract Rights from CAMAC to CPL, a wholly-owned subsidiary of the Company, and consent to the novation by NAE, the operator under the PSC.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Novation Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.01.

The Oyo Field Supplemental Agreement

On April 7, 2010, Allied, CEHL and CPL entered into the Oyo Field Agreement (the “Supplemental Agreement”) to provide certain management rights as it relates to the Contract Rights.  In addition, the parties agreed that if any non-Oyo Field operating costs incurred prior to the date of the Supplemental Agreement exceed $80,000,000, then Allied shall indemnify CPL for any decrease in CPL’s allocation of “profit oil” and “cost oil” from the Oyo Field from what would have otherwise been allocated to CPL in the absence of such prior non-Oyo Field operating costs in excess of $80,000,000.  The Supplemental Agreement also provides that CAMAC will indemnify CPL for any negative effect on CPL’s share of “profit oil” in certain circumstances.  The Supplemental Agreement expires when the Oyo Field has been abandoned and all applicable filing and reporting requirements relating to CPL’s interest in the Oyo Field have been satisfied or are no longer applicable.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Oyo Field Supplemental Agreement, a copy of which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.01.

The Right of First Refusal Agreement

On April 7, 2010, the Company and CAMAC entered into a Right of First Refusal Agreement, pursuant to which, for a period of five years following the closing, CAMAC has granted to the Company a right of first refusal with respect to any and all licenses, leases and other contract rights for the exploration or production of oil or natural gas currently held by or hereafter acquired by or arising and inuring to CAMAC that CAMAC offers for sale, transfer, license or other disposition, other than such sales that occur in the ordinary course of business, subject to certain terms and conditions as set forth therein.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Right of First Refusal, a copy of which is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.01.

The Registration Rights Agreement

On April 7, 2010, the Company and CAMAC entered into a Registration Rights Agreement, pursuant to which the Company shall prepare and file with the SEC a registration statement on Form S-3 covering the resale of the Consideration Shares, in addition to providing unlimited “piggyback” registration rights to CAMAC with respect to the Consideration Shares, in each case, subject to certain limitations and conditions.  If any Consideration Shares are not covered by a registration statement within 18 months following the closing date, then the Company shall pay liquidated damages to CAMAC.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As consideration for the Contract Rights, on April 7, 2010, the Company paid the Cash Consideration to CAMAC and issued the Consideration Shares to CAMAC.  As additional Cash Consideration, the Company agreed to pay CAMAC $6.84 million on the earlier of sufficient receipt of oil proceeds from the Oyo Field or six months from the closing date.  No interest on the additional Cash Consideration will be paid to CAMAC when the obligation is due.

The information pertaining to the additional Cash Consideration in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02                      Unregistered Sales of Equity Securities.

On April 7, 2010, the Company issued to CAMAC 89,467,120 Consideration Shares, representing approximately 62.74% of the Company’s issued and outstanding Common Stock at closing, as partial consideration for the Contract Rights.  Upon the issuance of the Consideration Shares, the Company had an aggregate of 143,093,494 shares of Common Stock issued and outstanding.  In addition, if certain issued and outstanding warrants and options exercisable for an aggregate of 7,991,948 shares of Company Common Stock are exercised following the closing, then the Company is obligated to issue up to an additional 13,457,188 Consideration Shares to CAMAC.

No underwriters were used in connection with the issuance of the Consideration Shares.  The Consideration Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued by the Company in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, as the transaction did not involve a public offering.  The information pertaining to the Consideration Shares in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 5.01    Changes in Control of Registrant.

In connection with the acquisition of the Contract Rights on April 7, 2010, a change of control of the Company occurred upon the issuance to CAMAC of Consideration Shares representing approximately 62.74% of the Company’s issued and outstanding Common Stock.  As a result of its controlling interest in the Company, CAMAC will have the ability to approve any matter submitted to the Company’s stockholders where a simple majority vote is required to obtain stockholder approval, whether such action is sought through a special or annual meeting or through written consent.  Additionally, CAMAC currently owns and controls enough shares to elect the Company’s directors at annual meetings.

The information in Items 2.01 and 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing on April 7, 2010, the Company’s Board of Directors was expanded from five members to seven members, with CAMAC having the right initially designate four of the seven members.   CAMAC has agreed, for a one-year period following the closing date, to vote its Consideration Shares in favor of electing or removing the remaining three directors nominated by the Company, provided that any persons nominated by the Company must be reasonably acceptable to a majority of the Board of Directors or a majority of the members of the nominating and corporate governance committee.

On April 7, 2010, Mr. Robert Stempel and Ms. Elizabeth Smith have resigned from the Company’s Board of Directors.  Neither Mr. Stempel nor Ms. Smith resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The four vacancies created by these resignations and expansion of the Board of Directors have been filled by the appointment of the following individuals as nominated by CAMAC:

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Dr. Kase Lukman Lawal.  As Chairman and Chief Executive Officer of CAMAC International Corporation, Dr. Kase Lawal, age 55, leads a diverse group of affiliated companies that comprise the second largest African-American owned corporation in the United States. He is also chairman of CAMAC’s Allied Energy Corporation. Committed to public service, he contributes valuable leadership as a commissioner on the Port of Houston Authority and as vice chairman of the Houston Airport Development System Corporation. He is also a member of the National Urban League’s Board of Directors and the Fisk University Board of Trustees. Dr. Lawal is a member of the board of directors and a majority shareholder in Unity National Bank, the only federally insured and licensed African American-owned bank in Texas. Dr. Lawal earned a bachelor’s degree in chemistry from Texas Southern University and an MBA in finance and marketing from Prairie View A&M University in Prairie View, Texas. He was awarded an honorary doctorate in philosophy from Fort Valley (Georgia) State University and an honorary doctorate in humane letters from Texas Southern University.

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John Hofmeister.  Upon retirement from Shell Oil Company in July 2008, John Hofmeister, age 61, founded the not-for-profit (501(c)(3)), nationwide membership association, Citizens for Affordable Energy, which he currently heads.  This Washington D.C.-registered, public policy education firm exists to promote sound U.S. energy security solutions for the nation, including a range of affordable energy supplies, efficiency improvements, essential infrastructure, sustainable environmental policies and public education on energy issues.

Mr. Hofmeister was named President of Houston-based Shell Oil Company in March 2005, heading the U.S. Country Leadership Team, which included the leaders of all Shell businesses operating in the United States.  He became President after serving as Group Human Resource Director of the Shell Group, based in The Hague, The Netherlands.

A business leader who has participated in the inner workings of multiple industries for over 35 years Mr. Hofmeister also has held key leadership positions in General Electric, Nortel and AlliedSignal (now Honeywell International).  Mr. Hofmeister serves as Chairman of the National Urban League and is a member of the U.S. Department of Energy’s Hydrogen and Fuel Cell Technical Advisory Committee, and the Sodexo Business Advisory Board.  He also serves as a non-executive director of Hunting PLC.  He serves on the boards of the Foreign Policy Association, Strategic Partners, LLC, the Gas Technology Institute and the Center for Houston’s Future.  Mr. Hofmeister is a Fellow of the National Academy of Human Resources.  He also is a past Chairman and serves as a Director of the Greater Houston Partnership.

Mr. Hofmeister earned Bachelor’s and Master’s Degrees in Political Science from Kansas State University.

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Dr. Lee Patrick Brown.  Capping a career of public service dedicated to law enforcement, Dr. Lee P. Brown, age 72, was elected Mayor of the City of Houston on December 6, 1997, sworn in on January 2, 1998; and reelected in 1999 and again in 2001, serving the maximum of three terms in office.  Prior to his election as Mayor of the Nation's fourth-largest city, Dr. Brown served in President Bill Clinton's Cabinet as Director of the White House Office of National Drug Control Policy from 1993 to 1996. Dr.  Brown rose through the law enforcement ranks - first as a patrolman with the San Jose, California Police Department; then as a Sheriff of Multnomah County, Oregon; followed by Commissioner of Public Safety in Atlanta Georgia; Chief of Police in Houston, Texas and Police Commissioner for New York City, New York.

Dr. Brown has an undergraduate degree in criminology from Fresno State University, a master's degree in sociology from San Jose State University and holds a master's degree and doctorate degree in criminology from the University California at Berkeley, where he also is an UC-Berkeley Fellow. He was selected as UC-Berkeley's 2004 Alumnus of the Year.  He also holds honorary doctorate degrees from Florida International University, Portland State University, State University of New York, Fresno State University, John Jay College of Criminal Justice, Paul Quinn College and Howard University. He is an honorary visiting professor at four universities in China.

Dr. Brown also has been a part time Professor at San Jose State University; Professor and Chairman of the Department of Administration of Justice at Portland State University; Associate Director of the Institute for Urban Affairs and Research and Professor of Public Administration at Howard University; University Professor at Texas Southern University and a Senior Scholar at the James A. Baker III Institute for Public Policy and Professor of Sociology at Rice University. After leaving the Office of the Mayor, he served as a Visiting Scholar in the School of Social Sciences at Rice University.

Dr. Brown is currently the Chairman and CEO of Brown Group International, member of the Board of CAMAC International Corporation and Chairman of the Board of Unity National Bank.

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Hazel O’Leary.  Since 2004, Ms. O'Leary, age 72, has served as the President of Fisk University in Nashville, Tennessee.  She also currently serves on the boards of directors of the ITC Holdings, Corp., Nashville Alliance for Public Education, Nashville Business Community for the Arts, World Wildlife Fund and Arms Control Association. Ms. O'Leary served as an assistant attorney general and assistant prosecutor in the state of New Jersey and was appointed to the Federal Energy Administration under President Gerald Ford and to the Department of Energy under President Jimmy Carter. Ms. O'Leary worked in the private sector as a principal at the independent public accounting firm of Coopers and Lybrand from 1977 to 1979. In 1981 she was named vice president and general counsel of O'Leary and Associates, a company focused on international economics as related to energy issues. She served in that capacity until 1989 and then returned as president from 1997 to 2001. In 1989, she became executive vice president for environmental and public affairs for the Minnesota Northern States Power Company and, in 1992, was promoted to president of the holding company's gas distribution subsidiary. Ms. O'Leary served as the Secretary of Energy from 1993 to 1997 and as president and chief operating officer for the investment banking firm Blaylock and Partners in New York from 2000 to 2002. Ms. O'Leary also served on the board of directors of AES Corporation from 1991 to 1993 and from 1997 to 2002.  After earning a bachelor's degree at Fisk University, Ms. O'Leary earned her law degree from Rutgers School of Law.

Except for CAMAC’s rights to initially designate four of the seven directors to the Company’s Board of Directors, there are no arrangements or understandings between Dr. Lawal, Mr. Hofmeister, Dr. Brown or Ms. O’Leary (together, the “New Directors”), and any other persons, pursuant to which the New Directors were selected as directors, none of the New Directors have been appointed to any committees of the Board of Directors at this time, and there are currently no material compensatory plans, contracts or arrangements entered into between the Company and any New Directors.

Related Party Transactions

On April 7, 2010, the Company also entered into a number of agreements with CAMAC in connection with the Company’s acquisition of the Contract Rights.  Dr. Lawal, a new member of the Company’s Board of Directors, is the Chairman and Chief Executive Officer of CAMAC.  Dr. Lawal also owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CEHL.  As a result, Dr. Lawal may be deemed to have an indirect material interest in the following agreements:

 Technical Services Agreement.  On April 7, 2010, CAMAC entered into a technical services agreement with the Company to provide the Company with certain technical services with respect to the Oyo Field.  In consideration for these services, the Company will pay CAMAC (i) an initial monthly service fee of $400,000 per month for the initial three months,  plus out-of-pocket expenses, commencing immediately following the closing, with the monthly service fee to be negotiated after the initial three months, and (ii) $1.6 million for service-related expenses incurred by CAMAC prior to the closing, due and payable from proceeds received by the Company under the PSC following the closing.  The technical service agreement has an initial term of five years, but is terminable upon 30 days’ prior written notice by the Company.

Right of First Refusal Agreement.  On April 7, 2010, CAMAC entered into the Right of First Refusal Agreement with the Company, as more fully described in Item 2.01 above.

The Oyo Field Supplemental Agreement.  On April 7, 2010, CAMAC entered into the Oyo Field Supplement Agreement with the Company, as more fully described in Item 2.01 above.

The Registration Rights Agreement.  On April 7, 2010, CAMAC entered into the Registration Rights Agreement with the Company, as more fully described in Item 2.01 above.

The information in Items 2.01, 2.03, 3.02 and 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 7, 2010, and pursuant to the CAMAC Agreement, the Company changed its name to “CAMAC Energy Inc.” through the filing and effectiveness of a Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company.  The Company’s stockholders approved the change of the Company’s name at its Special Meeting of Stockholders held on April 5, 2010.  The Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference in this Item 5.03.

Item 9.01.    Financial Statements and Exhibits.

        (d)         Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed April 7, 2010.
4.1	Registration Rights Agreement, by and between the Company and CAMAC Energy Holdings Limited, dated April 7, 2010.
10.1
Agreement Novating Production Sharing Contract, by and among Allied Energy PLC, CAMAC International (Nigeria) Limited, Nigerian AGIP Exploration Limited, and CAMAC Petroleum Limited, dated April 7, 2010.

10.2	The Oyo Field Supplemental Agreement, by and among Allied Energy PLC, CAMAC Energy Holdings Limited and CAMAC Petroleum Limited, dated April 7, 2010.
10.3	The Right of First Refusal Agreement, by and among the Company, CAMAC Energy Holdings Limited, CAMAC International (Nigeria) Limited, and Allied Energy PLC, dated April 7, 2010.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 13, 2010

CAMAC Energy Inc.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

Index to Exhibit
Exhibit	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed April 7, 2010.
4.1	Registration Rights Agreement, by and between the Company and CAMAC Energy Holdings Limited, dated April 7, 2010.
10.1
Agreement Novating Production Sharing Contract, by and among Allied Energy PLC, CAMAC International (Nigeria) Limited, Nigerian AGIP Exploration Limited, and CAMAC Petroleum Limited, dated April 7, 2010.

10.2	The Oyo Field Supplemental Agreement, by and among Allied Energy PLC, CAMAC Energy Holdings Limited and CAMAC Petroleum Limited, dated April 7, 2010.
10.3	The Right of First Refusal Agreement, by and among the Company, CAMAC Energy Holdings Limited, CAMAC International (Nigeria) Limited, and Allied Energy PLC, dated April 7, 2010.